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[LINCOLN LIFE LOGO]

       PART I  - LINCOLN             Lincoln Life & Annuity Company of New York
       LIFE INSURANCE APPLICATION    Administrator Mailing Address:
       CORPORATE SPECIALTY MARKETS   350 Church St
                                     Hartford, CT 06103-1106

     SECTION 1 EMPLOYER INFORMATION

Company  Name                                   Taxpayer Identification Number

Address

   PLAN ADMINISTRATION CONTACT (SEND ALL CORRESPONDENCE TO NAMED CONTACT)

Name                                                        Telephone Number
                                                            (   )
Address

  OWNER DESIGNATION (SELECT ONE)

Company          Trust  (Name of Trust, Trustee and Date of Trust)        Other

Owner Name

Address

BENEFICIARY DESIGNATION (SELECT ONE)

     Corporation

     Trust
     Name of Trust_________________________________________________
     Trustee Name  ________________________  Date of Trust ________

     Other

POLICY INFORMATION

State of Delivery

     NEW YORK

Basic Plan                          Death Benefit Option Term Rider Percentage
Corporate Variable Universal Life   1      2      3      ---------------------%

Guideline Premium Test           Planned Premium Funding Schedule

Cash Value Accumulation Test          Years                      Age
                                 Number of Years _______  Pay to Age _________

Requested Policy Effective Date        Billing Frequency
                                     Annual  Semi-Annual  Quarterly
                                     Monthly   Single Premium

Coverage Information: (SELECT ONE)
     Specified Amount $ _______            See attached Census

Will life insurance or annuity in any company be replaced or changed (including the release of any values or the reduction in premiums paid) if insurance applied for is issued? Yes No

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SECTION  2 (MUST BE COMPLETED BY OWNER)

OWNER TAXPAYER IDENTIFICATION NUMBER

     Partnership           Corporation
     Trustee               Other

Certification --- Under penalties of perjury, I certify that:

(1) The number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an Individual Retirement Arrangement
     (IRA), and payments other than interest and dividends).

CERTIFICATION INSTRUCTIONS. --- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

The answers above are true and complete to the best of my knowledge and belief. I agree that coverage can take effect only if the proposed insured is alive, and all answers material to the risk are still true and complete when the policy is delivered and the entire first premium is paid for. I agree that no agent may alter the terms of the application or the policy. No agent may waive any of Lincoln Life's rights or requirements.

If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.

Signature of Owner ___________________________________   Date ______________


Signature of Agent ___________________________________   Date ______________

Signed at (City and State) _________________________________________________

LIST INDIVIDUALS AUTHORIZED TO SIGN FOR THE CORPORATION

Print Name                                 Print Name
          ---------------------------                ------------------------

Title                                      Title
     --------------------------------            ----------------------------

Signature                                  Signature
         ----------------------------               -------------------------

Print Name                                 Print Name
          ---------------------------                ------------------------

Title                                      Title
     --------------------------------            ----------------------------

Signature                                  Signature
         ----------------------------               -------------------------


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[LINCOLN LIFE LOGO]

    PART II - LINCOLN
    LIFE INSURANCE APPLICATION     The Lincoln National Life Insurance Company
    CORPORATE SPECIALTY MARKETS    Administrator Mailing Address:
    CORPORATE OWNER                350 Church St.
                                   Hartford, CT 06103-1106
SECTION 1: INSURED INFORMATION

PROPOSED INSURED (First, Middle Initial, Last)  Place of Birth

Country of Citizenship


Date of Birth (Mo-Day-Yr)         Social Security Number    Sex (CIRCLE)
   /     /                           -    -                     M   F

 Current
 Height    ______ft ______in      Weight ______lb.

Residence Address (No., Street) PO Box City, State, ZIP

IF YOU ANSWER NO TO QUESTION 1, OR YES TO QUESTIONS 3-7,
EXPLAIN IN THE SPACE PROVIDED.            YES    NO
                                          / /   / /

1. Have you been actively at work daily on a full-time basis (35 hours/week) performing all duties of your regular occupation, at customary place of employment for the past 3 months? (Disregard vacation days, normal non-working days and absences that total less than 4 consecutive days.)

2.   Have you used any tobacco products in the past 12
     months? IF YES, HOW MUCH AND DATE LAST USED:       / /   / /

Cigarettes _____________________     Cigars _____________________________
Pipe __________________________      Smokeless tobacco  __________________


SECTION 2: MEDICAL & RELATED INFORMATION

3.   Have you within the past 2 years: IF "YES", COMPLETE
     THE AVIATION AND/OR AVOCATION QUESTIONNAIRE.                  YES   NO
        a.     Flown or plan to fly as a pilot, student
               pilot or crewmember or intend to do so?             / /   / /

        b.     Engaged in scuba diving, vehicle racing,
               parachute jumping or any form of
               motorcycling, or any other hazardous sport or
               hobby?                                              / /   / /

4.   Within the last five years have you ever used:
        a.     Hallucinogenic or narcotic drugs not
               prescribed by a doctor?                             / /   / /
        b.     Alcoholic beverages? If yes, give amount and
               frequency.                                          / /   / /
        c.     Had or been advised to have medical treatment
               or counseling from a commonly recognized
               practitioner or organization for alcohol or
               drug use?                                           / /   / /

5.   Have you, within the last 10 years:
        a.     Been diagnosed or treated for Acquired Immune
               Deficiency Syndrome (AIDS), or AIDS-Related
               Complex (ARC)?                                      / /   / /
        b.     Been diagnosed or treated for immune
               deficiency (other than AIDS), anemia or other
               blood disorder (other than for HIV)?                / /   / /
        c.     Had recurrent fever, fatigue or unexplained
               weight loss?                                        / /   / /

6.   Other than the above, have you ever been diagnosed or
     treated for:
        a.     Chest pain, high blood pressure, stroke, or
               disease of the heart, blood vessels, or
               lungs;                                              / /   / /
        b.     Diabetes, mental or emotional disorder;
               disease of the brain or nervous system,
               convulsions;                                        / /   / /
        c.     Cancer; tumor; disease of the stomach,
               intestines, liver or kidneys?                       / /   / /

7.   Have you in the last five years, had a checkup,
     consultation, illness, injury, or diagnostic test
     (other than an HIV test) or been advised to have any
     diagnostic test (other than an HIV test),
     hospitalization or surgery by any licensed physician,
     practitioner or health facility?                              / /   / /

EXPLANATIONS

Number, nature and severity of condition, frequency of attacks, treatments received, medication, dates, name, address & phone number of medical attendants and hospitals (additional sheets may be attached)

QUES.                           DETAILS





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Name & Address of physician last seen


Date and reason last consulted

Name & Address of primary care physician


Date and reason last consulted


THE SIGNATURES BELOW REPRESENT THE FOLLOWING:

The answers above are true and complete to the best of my knowledge and belief.

I agree that coverage can take effect only if the proposed insured is alive, and all answers in this application material to the risk are still true and complete when the policy is delivered and the entire first premium is paid.

I acknowledge that the Company has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. I understand and agree that the Company will be the sole owner and beneficiary of the Policies and that neither my estate, any beneficiary nor I I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Company for its own benefit in connection with informally funding Company benefit liabilities is acquiring the Policies.

I understand that, in order to informally fund benefit obligations, the Company may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the Company to affect such an increase or increases without providing any further notice to me. I also consent to and authorize the Company to continue to be the owner and beneficiary of the Policies indefinitely, including after my employment with Company terminates, whenever and for whatever reason this may occur.

                      AUTHORIZATION TO RELEASE INFORMATION

TO: any licensed physician, medical practitioner, hospital, clinic or medically related facility, insurance company, consumer reporting agency, MIB, Inc. and the insurance producer through whom application is being made.


On behalf of myself, I authorize you to release to Lincoln Life, or its representatives, for purposes of determining eligibility for life or health insurance coverage or claims for benefits:

       any information or records concerning the mental and physical history, condition and treatment, general character, habits, reputation, mode of living, occupation, income, financial status, aviation activities and hazardous hobbies of any person to be insured. This authorization is valid until 2 years after the effective date of any contract issued in connection with this authorization.

I authorize Lincoln Life to obtain an investigative consumer report. These reports usually include an interview with the person to be insured. However I understand that I am entitled to be interviewed by any consumer reporting agency, which may be asked to prepare such a report as long as I can reasonably be contacted during normal business hours.

I have received Lincoln Life's Underwriting Notice, which includes the MIB, Inc., and Fair Credit Reporting Act Notices. I understand that information pertaining to me will not be disclosed without my authorization except as described under "Disclosure of Information to Others" in the accompanying Underwriting Notice, or as otherwise permitted or required by law.

I understand that the information released under this authorization will be used for purposes of determining eligibility for life or claims for benefits, and I authorize Lincoln Life to redisclose the information for those purposes to MIB, Inc., to any reinsurer, and to other life insurance companies with whom I have or may apply for coverage or to whom a claim for benefits may be submitted.

A photocopy of this authorization shall be as valid as the original. I understand that upon request I may receive a copy of this authorization.

Signed at (City & State) ____________________________ on (Date) ______________

Signature:___________________________________________




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